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                                                                     EXHIBIT 4.3



                        COMMUNITY BANK OF PICKENS COUNTY



                            2000 STOCK INCENTIVE PLAN

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                                TABLE OF CONTENTS


ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION...............................1
                  1.1      ESTABLISHMENT OF THE PLAN...........................1
                  1.2      PURPOSE OF THE PLAN.................................1
                  1.3      DURATION OF THE PLAN................................1

ARTICLE 2.  DEFINITIONS........................................................1

ARTICLE 3.  ADMINISTRATION.....................................................4
                  3.1      THE COMMITTEE.......................................4
                  3.2      AUTHORITY OF THE COMMITTEE..........................4
                  3.3      DECISIONS BINDING...................................5

ARTICLE 4.  SHARES SUBJECT TO THE PLAN.........................................5
                  4.1      NUMBER OF SHARES....................................5
                  4.2      LAPSED AWARDS.......................................5
                  4.3      ADJUSTMENTS IN AUTHORIZED SHARES....................5

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION......................................6

ARTICLE 6.  STOCK OPTIONS......................................................6
                  6.1      GRANT OF OPTIONS....................................6
                  6.2      AGREEMENT...........................................6
                  6.3      OPTION PRICE........................................6
                  6.4      DURATION OF OPTIONS.................................7
                  6.5      EXERCISE OF OPTIONS.................................8
                  6.6      PAYMENT.............................................8
                  6.7      LIMITED TRANSFERABILITY.............................8
                  6.8      SHAREHOLDER RIGHTS..................................8

ARTICLE 7.  RESTRICTED STOCK; STOCK AWARDS.....................................8
                  7.1      GRANTS..............................................8
                  7.2      RESTRICTED PERIOD; LAPSE OF RESTRICTIONS............9
                  7.3      RIGHTS OF HOLDER; LIMITATIONS THEREON...............9
                  7.4      DELIVERY OF UNRESTRICTED SHARES....................10
                  7.5      NONASSIGNABILITY OF RESTRICTED STOCK...............10

ARTICLE 8.  BENEFICIARY DESIGNATION...........................................10

ARTICLE 9.  DEFERRALS 11

ARTICLE 10.  RIGHTS OF OFFICERS...............................................11
                  10.1     EMPLOYMENT.........................................11
                  10.2     PARTICIPATION......................................11


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ARTICLE 11.  CHANGE IN CONTROL................................................11
                  11.1     DEFINITION.........................................11
                  11.2     LIMITATION ON AWARDS...............................12

ARTICLE 12.  AMENDMENT, MODIFICATION, AND TERMINATION.........................12
                  12.1     AMENDMENT, MODIFICATION, AND TERMINATION...........12
                  12.2     AWARDS PREVIOUSLY GRANTED..........................13
                  12.3     COMPLIANCE WITH CODE SECTION 162(M)................13

ARTICLE 13.  CANCELLATION AND RESCISSION OF AWARDS............................13

ARTICLE 14.  WITHHOLDING......................................................14
                  14.1     TAX WITHHOLDING....................................14
                  14.2     SHARE WITHHOLDING..................................14

ARTICLE 15.  INDEMNIFICATION..................................................14

ARTICLE 16.  SUCCESSORS.......................................................14

ARTICLE 17.  LEGAL CONSTRUCTION...............................................15
                  17.1     SEVERABILITY.......................................15
                  17.2     REQUIREMENTS OF LAW................................15
                  17.3     REGULATORY APPROVALS AND LISTING...................15
                  17.4     SECURITIES LAW COMPLIANCE..........................15
                  17.5     GOVERNING LAW......................................15


                                       ii
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                        COMMUNITY BANK OF PICKENS COUNTY

                            2000 STOCK INCENTIVE PLAN


ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

        1.1 ESTABLISHMENT OF THE PLAN Community Bank of Pickens County, a Georgia banking corporation (the "Bank"), hereby establishes a stock option and incentive award plan known as the "Community Bank of Pickens County 2000 Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, and Stock Awards.

        The Plan shall become effective on the date it is approved by the Board of Directors (the "Effective Date"), subject to approval of the Plan by the Bank's shareholders within the twelve (12) month period immediately thereafter, and shall remain in effect as provided in Section 1.3.

        1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to secure for the Bank and its shareholders the benefits of the incentive inherent in stock ownership in the Bank by Participants, who are responsible for its future growth and continued success. The Plan promotes the success and enhances the value of the Bank by encouraging the involvement of the Participants (as defined below), and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Bank in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.

        1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 12, until the day prior to the tenth (10th) anniversary of the Effective Date.


ARTICLE 2.  DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meanings set forth below:

        (a) "AGREEMENT" means an agreement entered into by each Participant and the Bank, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

        (b) "AWARD" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, or Stock Awards.

        (c) "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

        (d) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Bank.

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        (e)     "CAUSE" means: (i) willful misconduct on the part of a
                Participant that is materially detrimental to the Bank; or (ii) the conviction of a Participant for the commission of a felony. The existence of "Cause" under either (i) or (ii) shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," and/or provides a means of determining whether "Cause" exists, such definition of "Cause" and means of determining its existence shall supersede this provision.

        (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

        (g) "COMMITTEE" means the committee or individual appointed to administer the Plan and to grant Awards under the Plan, as specified in Article 3, and to perform the functions set forth therein; provided that the Board may designate the Chief Executive Officer (or other officer) to make grants of Awards with respect to certain employees and persons (other than himself), in which case the Chief Executive Officer will have the power and authority of the Committee hereunder with respect to such grants, and the Board may retain the authority with respect to the remainder of the Plan in itself or in a Committee.

        (h) "COMMON STOCK" means the common stock of the Bank, par value $5.00 per share.

        (i) "COMPANY" means Community Bank of Pickens County, a Georgia banking corporation, or any successor thereto as provided in
                Article 18.

        (j) "DIRECTOR" means any individual who is a member of the Board of Directors of the Bank.

        (k) "DISABILITY" shall have the meaning ascribed to such term in the Bank's long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Section 22(e)(3) of the Code.

        (l)     "EFFECTIVE DATE" shall have the meaning ascribed to such term in
                Section 1.1.

        (m) "EMPLOYEE" means any employee of the Bank or the Bank's Subsidiaries. Directors who are not otherwise employed by the Bank or the Bank's Subsidiaries are not considered Employees under this Plan.

        (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        (o)     "FAIR MARKET VALUE" shall be determined as follows:

                (i) If, on the relevant date, the Shares are traded on a national or regional securities exchange or on The Nasdaq Stock Market ("Nasdaq") and

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                        closing sale prices for the Shares are customarily
                        quoted, on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the immediately preceding day on which a sale was reported;

                (ii) If, on the relevant date, the Shares are not listed on any securities exchange or traded on Nasdaq, but nevertheless are publicly traded and reported on Nasdaq without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by Nasdaq; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

                (iii) If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.

        (p) "INCENTIVE STOCK OPTION" OR "ISO" means an option to purchase Shares granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        (q) "INSIDER" means an officer, director, or a ten percent (10%) beneficial owner of any class of the Bank's equity securities that is registered pursuant to Section 12 of the Exchange Act or any successor provision, as "officer" and "director" are defined under Section 16 of the Exchange Act.

        (r) "NAMED EXECUTIVE OFFICER" means, if applicable, a Participant who, as of the date of vesting and/or payout of an Award is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

        (s) "NONQUALIFIED STOCK OPTION" OR "NQSO" means an option to purchase Shares granted under Article 6, and which is not intended to meet the requirements of Code Section 422.

        (t) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

        (u) "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        (v) "PARTICIPANT" means an Employee or a Director who has been determined by the Committee to contribute significantly to the profits or growth of the Bank and who has been granted an Award under the Plan which is outstanding.

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        (w)     "PERSON" shall have the meaning ascribed to such term in Section
                3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        (x) "RETIREMENT" shall mean retiring from employment with the Bank or any Subsidiary on or after attaining age sixty-five (65).

        (y) "RESTRICTED STOCK" means an Award of Common Stock granted in accordance with the terms of Article 8 and the other provisions of the Plan, and which is nontransferable and subject to a substantial risk of forfeiture. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms hereof and the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

        (z) "SHARES" means the shares of Common Stock of the Bank (including any new, additional or different stock or securities resulting from the changes described in Section 4.3).

        (aa) "STOCK AWARD" means a grant of Shares under Article 8 that is not generally subject to restrictions and pursuant to which a certificate for the Shares is transferred to the Participant.

        (bb) "SUBSIDIARY" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code
                Section 424(f)) with respect to the Bank.


ARTICLE 3.  ADMINISTRATION

        3.1 THE COMMITTEE. The Plan shall be administered by the Board of Directors or by a Committee of the Board, or by any other committee, subcommittee, or person appointed by the Board that is granted authority to administer the Plan in the same manner as the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

        3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full power to select the Participants who are responsible for the future growth and success of the Bank who shall participate in the Plan (who may change from year to year); determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including conditions on the exercisability of all or a part of an Option, restrictions on transferability, vesting provisions on Restricted Stock Awards, and the duration of the Awards); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 12) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, including accelerating the time any Option may be exercised and establishing different terms and conditions relating to the effect of the termination of

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employment or other services to the Bank. Further, the Committee shall make all other determinations which may be necessary or advisable in the Committee's opinion for the administration of the Plan. All expenses of administering this Plan shall be borne by the Bank.

        3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Bank, the shareholders, Participants and their estates and beneficiaries.


ARTICLE 4.  SHARES SUBJECT TO THE PLAN

        4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant of Awards under the Plan shall be equal to an aggregate of seventy-five thousand (75,000) Shares. The Shares may, in the discretion of the Bank, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Bank, whether on the market or otherwise. The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

                (a) The grant of an Option, Stock Award, or Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

                (b) While an Option, Stock Award, or Restricted Stock Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

        4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, or if Shares are withheld in payment of the Option Price or for withholding taxes, any Shares subject to such Award or that are withheld shall again be available for the grant of an Award under the Plan. If prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not again be made available for regrant under the Plan.

        4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Bank, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Bank, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

        Any Participant shall be eligible to receive an Award under the Plan. In determining the individuals to whom such an Award shall be granted and the number of Shares which may be granted pursuant to that Award, the Committee shall take into account the duties of the respective individual, his or her present and potential contributions to the success of the Bank or any Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.


ARTICLE 6.  STOCK OPTIONS

        6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Bank and any Subsidiary) that are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000). The preceding annual limit shall not apply to NQSOs. The Committee may grant a Participant ISOs, NQSOs, or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs. The maximum number of Shares subject to Options which can be granted under the Plan during any calendar year to any individual is 30,000 Shares.

        6.2 AGREEMENT. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the vesting schedule of the Option, and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a NQSO. The vesting schedule of the Option contained in the Option Agreement shall be set by the Committee to encourage the Participant to remain involved in the Bank by providing a vesting period of at least three years of approximately equal percentages and no acceleration of option vesting pursuant to any Change in Control provision shall occur if the Change in Control occurs within the first three years of the grant of the Option.

        6.3 OPTION PRICE. The Option Price for each grant of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In no event, however, shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted. The Option Price for each grant of a NQSO shall be established by the Committee and, in its discretion, may be equal to, or more than, the Fair Market Value of a Share on the date the Option is granted; provided, however, that the Option Price shall not be less than the Fair Market Value. The Committee is authorized to issue Options, whether ISOs or NQSOs, at an Option Price in excess of the Fair Market Value on the date the Option is granted (the so-called "Premium Price" Option) to encourage superior performance.

        6.4 DURATION OF OPTIONS. The duration of the Options shall be subject to the following:

                (a) Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth
                        (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, shall not be exercisable later than the fifth (5th) anniversary date of its grant.

                (b) If a Participant's service is terminated by the Bank for Cause, all outstanding unvested Options granted to such Participant shall expire immediately, and the Participant's right to exercise any then outstanding Options (whether or not vested) shall terminate immediately upon the date that the Committee determines is the Participant's date of termination of service.

                (c) Subject to any "Change of Control" provision that may be included in an Agreement, if the Participant's service to the Bank is terminated by the Bank without Cause, or the Participant voluntarily terminates his or her service (including upon Retirement, death or Disability), all outstanding unvested Options shall expire as of the date of termination of service, and any Options vested as of the date of termination shall remain exercisable at any time prior to their expiration date or for three (3) months (twelve (12) months if termination is due to death or Disability) after the date of termination of service, whichever period is shorter.

                (d) Notwithstanding any other provision in the Plan, if the Bank becomes "critically undercapitalized" for the purposes of Section 38 of the Federal Deposit Insurance Act and the regulations of the primary federal regulator of the Bank (the "Regulator"), the Regulator may direct the Bank to require the Participant to exercise (if exercisable) or forfeit his or her Option. The Company will notify the Participant within forty-five (45) days from the date the Regulator notifies the Bank in writing that the Participant must exercise or forfeit the Option. The Option will terminate if not exercised within twenty-one (21) days of the Bank's notification to the Participant. The Company agrees to comply with any Regulator request that the Bank invoke its right to require the Participant to exercise or forfeit his or her Option under the circumstances stated above.

        6.5 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of the Participant with the Bank or any Subsidiary, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control (as defined in Section 11.1) of the Company. Except as otherwise provided in the Agreement and Article 11, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

        6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Bank, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Bank in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for six months, if required for accounting purposes, and for the period required by law, if any, prior to their tender to satisfy the Option Price), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises only as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions. As soon as practicable after receipt of a written notification of exercise and full payment, the Bank shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on the certificates representing such Shares.

        6.7 LIMITED TRANSFERABILITY. Any Option that is granted pursuant to any Agreement shall not be transferable by the Participant and such Option thus shall be exercisable in the Participant's lifetime only by the Participant.

        6.8 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to Shares subject to his or her Option until the issuance of such Shares to the Participant pursuant to the exercise of such Option


ARTICLE 7.  RESTRICTED STOCK; STOCK AWARDS

        7.1 GRANTS. The Committee may from time to time in its discretion grant Restricted Stock and Stock Awards to Participants and may determine the number of Shares of Restricted Stock or Stock Awards to be granted. The Committee shall determine the terms and conditions of, and the amount of payment, if any, to be made by the Participant for such Shares or Restricted Stock. A grant of Restricted Stock may, in addition to other conditions, require the Participant to pay for such Shares of Restricted Stock. Each grant of Restricted Stock shall be evidenced by an

Agreement containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion. The maximum number of Shares of Restricted Stock or Stock Awards which can be granted under the Plan during any calendar year to any individual is 30,000 Shares.

        7.2 RESTRICTED PERIOD; LAPSE OF RESTRICTIONS. At the time a grant of Restricted Stock is made, the Committee shall establish a period or periods of time (the "Restricted Period") applicable to such grant which, unless the Committee otherwise provides, shall not be less than one (1) year. Subject to the other provisions of this Article 7, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock shall vest in the Participant. At the time a grant is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. Such conditions may, but need not, include:

                (a) The death, Disability or Retirement of the Employee to whom Restricted Stock is granted, or

                (b) The occurrence of a Change in Control (as defined in Section 11.1); provided that no acceleration pursuant to a Change in Control shall occur if the Change in Control occurs within the first three years of the grant of the Restricted Stock.

The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock at any time after the date the grant is made.

        7.3 RIGHTS OF HOLDER; LIMITATIONS THEREON. Upon a grant of Restricted Stock, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Participant shall be registered in the Participant's name and shall be held in custody by the Bank or a bank selected by the Committee for the Participant's account. Following such registration, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to receive dividends, if and when declared by the Board of Directors, and to vote such Restricted Stock, except that the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in Restricted Stock, as the Committee shall determine, and except further that, the following restrictions shall apply:

                (a) The Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

                (b) None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

                (c) All of the Shares of Restricted Stock that have not vested shall be forfeited and all rights of the Participant to such Shares of Restricted Stock shall terminate without further obligation on the part of the Bank, unless the Participant has remained an employee of (or non-employee Director of) the Bank or any of its Subsidiaries, until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee applicable to such Shares of Restricted Stock. Upon the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Bank without further action by the Participant and shall, in accordance with Section 4.2, again be available for grant under the Plan. If the Participant paid any amount for the Shares of Restricted Stock that are forfeited, the Bank shall pay the Participant the lesser of the Fair Market Value of the Shares on the date they are forfeited or the amount paid by the Participant.

        With respect to any Shares received as a result of adjustments under
Section 4.3 hereof and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this
Article 7.

        7.4 DELIVERY OF UNRESTRICTED SHARES. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Shares of Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions except any that may be imposed by law, a shareholders' agreement or any other agreement, to the holder of the Restricted Stock. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional Share to the holder thereof. Concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state, and local tax requirements as set out in Article 15 below.

        7.5 NONASSIGNABILITY OF RESTRICTED STOCK. No grant of, nor any right or interest of a Participant in or to, any Restricted Stock, or in any instrument evidencing any grant of Restricted Stock under the Plan, may be assigned, encumbered, or transferred.


ARTICLE 8.  BENEFICIARY DESIGNATION

        To the extent applicable, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Bank and shall be effective only when filed by the Participant, in writing, with the Bank during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate. If required, the spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary or beneficiaries other than the spouse.


ARTICLE 9.  DEFERRALS

        The Committee may permit a Participant to defer to another plan or program such Participant's receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise of an Option or the vesting of Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.


ARTICLE 10.  RIGHTS OF EMPLOYEES

        10.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Bank or a Subsidiary to terminate any Participant's employment by, or performance of services for, the Bank at any time, nor confer upon any Participant any right to continue in the employ or service of the Bank or a Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Bank and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

        10.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


ARTICLE 11.  CHANGE IN CONTROL

        11.1 DEFINITION. For purposes of the Plan, a "Change in Control" means any of the following events:

                (a) The acquisition (other than from the Company) by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this Section 11.1, Person shall not include any person who on the date hereof owns ten percent (10%) or more of the Company's outstanding securities, and a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one (1) or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                (b) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation do not, as a result of suchmerger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                (c) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 11.1 that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

        11.2 LIMITATION ON AWARDS Notwithstanding any other provisions of the Plan and unless provided otherwise in the Agreement, if the right to receive or benefit from any Award under this Plan, either alone or together with payments that a Participant has the right to receive from the Company or a Subsidiary, would constitute a "parachute payment" (as defined in Section 280G of the Code), all such payments shall be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by Section 4999 of the Code.


ARTICLE 12.  AMENDMENT, MODIFICATION, AND TERMINATION

        12.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may, at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided, that, unless approved by the holders of a majority of the total number of Shares of the Bank represented and voted at a meeting at which a quorum is present, no amendment shall be made to the Plan if such amendment would (a) materially modify the eligibility requirements provided in
Article 5; (b) increase the total number of Shares (except as provided in Section 4.3) which may be granted under the Plan; (c) extend the term of the Plan; or (d) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the shareholders even if such shareholder approval is not expressly required by the Plan or by law.

        12.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. The Committee shall, with the written consent of the Participant holding such Award, have the authority to cancel Awards outstanding and grant replacement Awards therefor.

        12.3 COMPLIANCE WITH CODE SECTION 162(M). At all times when the Committee determines that compliance with Code Section 162(m) is required or desired, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may, subject to this Article, make any adjustments it deem appropriate.


ARTICLE 13.  CANCELLATION AND RESCISSION OF AWARDS

        The Committee may provide in the Award Agreement that if, at any time during the period that any Award is or may yet become exercisable in whole or in part, or at any time within six (6) months prior to, or after, the termination of employment with the Bank, a Participant engages in any "Detrimental Activity" (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unpaid, or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may provide that the Participant shall also pay to the Bank any gain realized by the Participant from exercising all or any portion of the Awards hereunder during a period beginning six (6) months prior to, or after, the date on which the Participant enters into such activity.

        For purposes of this Agreement, "Detrimental Activity" shall mean to include any of the following: (i) engaging in any commercial activity in competition with any part of the business of the Bank; (ii) diverting or attempting to divert from the Bank business of any kind, including, without limitation, interference with any business relationship with suppliers, customers, licensees, licensors, or contractors; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Bank which is disparaging or which in any way reflects negatively upon the Bank; (iv) engaging in any other activity that is inimical, contrary, or harmful to the interests of the Bank, including influencing or advising any person who is employed by or in the service of the Bank to leave such employment or service to compete with the Bank or to enter into the employment or service of any actual or prospective competitor of the Bank, or influencing or advising any competitor of the Bank to employ or to otherwise engage the services of any person who is employed by the Bank or in the service of the Bank, or improperly disclosing or otherwise misusing any confidential information regarding the Bank; or (v) the refusal or failure of a Participant to provide, upon the request of the Bank, a certification, in a form satisfactory to the Bank, that he or she is in full compliance with the terms and conditions of the Plan; provided, that the

Committee may provide in the Agreement that only certain of the restrictions provided above apply for purposes of the Award Agreement.

        Should any provision to this Article be held to be invalid or illegal, such illegality shall not invalidate the whole of this Article, but, rather, the Plan shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.


ARTICLE 14.  WITHHOLDING

        14.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Bank, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan.

        14.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Bank withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants.


ARTICLE 15.  INDEMNIFICATION

        Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Bank against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Bank's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Bank an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Bank's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Bank may have to indemnify them or hold them harmless.


ARTICLE 16.  SUCCESSORS

        All obligations of the Bank under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Bank, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Bank.


ARTICLE 17.  LEGAL CONSTRUCTION.

        Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.

        17.1 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        17.2 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        17.3 REGULATORY APPROVALS AND LISTING. The Company shall not be required to issue any certificate or certificates for Shares under the Plan prior to (i) obtaining any approval from any governmental agency which the Bank shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or Nasdaq on which the Bank's Shares may be listed, and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Bank shall, in its sole discretion, determine to be necessary or advisable.

        To the extent applicable, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

        17.4 SECURITIES LAW COMPLIANCE. To the extent applicable, with respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        17.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.